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Congaree Bancshares, Inc.

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CONGAREE BANCSHARES, INC.

1201 Knox Abbott Drive
Cayce, South Carolina 29033

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

 We cordially invite you to attend the 2008 Annual Meeting of Shareholders of Congaree Bancshares, Inc., the holding company for Congaree State Bank. At the meeting, we will report on our performance in 2007 and answer your questions. We hope that you can attend the meeting and reception and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 14, 2008 at The Embassy Suites Hotel, 200 Stoneridge Drive, Columbia, South Carolina 29210 at 3:00 p.m. for the following purposes:

1.     To elect six members to the board of directors; and

2.     To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on March 31, 2008 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company’s offices prior to the meeting. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

           Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,

/s/ F. Harvin Ray, Jr.

F. Harvin Ray, Jr.
President and Chief Executive Officer

Cayce, South Carolina

April 10, 2008

CONGAREE BANCSHARES, INC.

1201 Knox Abbott Drive
Cayce, South Carolina 29033

Proxy Statement for Annual Meeting of
Shareholders to be Held on May 14, 2008

Our Board of Directors is soliciting proxies for the 2008 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

The Board set March 31, 2008 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote. If you are a registered shareholder who wishes to vote at our annual meeting, you may do so by delivering your proxy card in person at the meeting. “Street name” shareholders who wish to vote at our annual meeting will need to obtain a proxy form from the institution that holds their shares. There were 1,764,439 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

When you sign the proxy card, you appoint F. Harvin Ray, Jr. and E. Daniel Scott as your representatives at the meeting.  Mr. Ray and Mr. Scott will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Ray and Mr. Scott will vote your proxy for the election to the board of directors of all the nominees listed below under “Election of Directors”. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Ray and Mr. Scott will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

   We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our Annual Report on Form 10-KSB for the year ended December 31, 2007 and other SEC filings are available to the public on the SEC’s website on the Internet at www.sec.gov. Upon written or oral request by any shareholder, we will deliver a copy of our Annual Report on Form 10-KSB.  In addition, upon written or oral request, we will also promptly deliver a separate copy of this proxy statement or the attached annual report to our shareholders at a shared address to which a single copy of the document was delivered. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 10, 2008.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

          Our board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class II directors will expire at the meeting. The terms of the Class III directors expire at the 2009 annual shareholders meeting and the terms of the Class I directors will expire at the 2010 annual shareholders meeting. Our directors and their classes are:

Class I	Class II	Class III

Thomas Hal Derrick	J. Kevin Reeley	David S. Murray, Jr.
Stephen P. Nivens	Dr. Larry J. Stroud	Dr. Victoria Samuels
F. Harvin Ray, Jr.	Donald E. Taylor	Nitin C. Shah
E. Daniel Scott	Harry Michael White	John D. Thompson
Charlie T. Lovering		Samuel M. Corley

         Shareholders will elect four nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2011 annual meeting of shareholders; one nominee as a Class I director to serve a two-year term, expiring at the 2010 annual meeting of shareholders; and one nominee as a Class III director to serve a one year term, expiring at the 2009 annual meeting of shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the six nominees receiving the highest number of votes will be elected.

        The board of directors recommends that you elect Messrs. Reeley, Stroud, Taylor, and White as Class II directors, Messr. Lovering as a Class I director, and Messr. Corley as a Class III director.

          If you submit a proxy but do not specify how you would like it to be voted, Messrs. Ray and Scott will vote your proxy to elect Messrs. Reeley, Stroud, Taylor, White, Lovering, and Corley. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Ray and Scott will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

        Set forth below is certain information about the nominees. All nominees are original directors and are also organizers and directors of our subsidiary, Congaree State Bank and all of our current directors, including the nominees have been directors of Congaree Bancshares, Inc. since October 2006, with the exception of Samuel M. Corley, J. Kevin Reeley, and Charlie T. Lovering who were appointed as directors in August 2007.

The board unanimously recommends a vote FOR these nominees.

  Dr. J. Larry Stroud, 55, Class II director, has owned and operated Triangle Pharmacy located in West Columbia, South Carolina since 1985. Dr. Stroud is a member of the finance and operating committee of the Lexington Medical Center Board, the South Carolina Pharmacy Association, and the Lexington County Planning Commission. He received a B.S. degree from The University of South Carolina and a doctorate of pharmacy from Mercer Southern School of Pharmacy.

 Donald E. Taylor, 71, Class II director, has been the owner and president of Don E. Taylor Realty, a real estate construction and development company, for the last 43 years. Mr. Taylor holds licenses as a South Carolina general contractor—unlimited, a North Carolina general contractor, a South Carolina real estate broker, and a North Carolina real estate broker. He previously served as chairman of the advisory board and as a member of the marketing committee for Commercial Bank of the South. Mr. Taylor is a former member and chairman of the Richland Memorial Hospital Board of Trustees, former member of the board of directors of Hospital Services, Inc., former chairman of the Richland County Zoning Commission, and former secretary of the Richland County Planning Commission. He is a former chairman of the Richland Regional Medical Center Foundation and a former member of the Palmetto Place Board of Trustees and the board of the Richland Memorial Hospital Center for Cancer Research.

 Harry Michael White, 57, Class II director, currently serves as President of the Norlan Management Group, Inc. From 1996 to 2007, Mr. White served as controller of Eddins Electric Company, Inc. Prior to that Mr. White served on the staff and later as a partner with McGregor and Company, LLC from 1976 to 1996. Mr. White is a member of the South Carolina Association of Certified Public Accountants and the American Institute of Certified Public Accountants. He received a Masters of Accountancy from the University of South Carolina in 1976. Mr. White is also a current board member of the Sandlapper Singers and is a member of the Cayce West Columbia Rotary Club.

 J. Kevin Reeley, 45, Class II director, has served as president and CEO of Reeley’s Auto Body Shop, located in West Columbia, since 1993. Mr. Reeley has worked hard to establish this company as one of the most reputable businesses in the Columbia area. He also serves as president of GMK Holdings and Springdale House and Gardens, one of Columbia’s finest historical homes for event venues. Mr. Reeley has served as council member for the town of Springdale since 1994. He is a graduate of Midlands Technical College receiving an associate degree in business.

Samuel M. Corley, 57, Class III director, is the owner of Sams Wholesale which he has owned since 2007. He is also the Vice President, Chief Financial Officer and Co-Owner of the family owned business, M. L. Corley & Sons Sawmill, Inc. where he has been employed since 1967. Mr. Corley has managed a variety of operational responsibilities throughout the company, including all finances since 1967. Mr. Corley was also responsible for the management of over 100 employees. Mr. Corley presently owns Sam’s Fine Wine and Spirits Beer and More, located in Lexington, South Carolina. This is one of the largest retail establishments of its kind in the Lexington area. Mr. Corley is a member of numerous affiliations including: S.C. Forestry Association, Southern Lumber Manufacturing Association, Ducks Unlimited (Lexington Chapter) and the National Wildlife Turkey Federation. He is an active member of St. David’s Lutheran Church and served on St. David’s Church Council as well as various other committees.

       Charlie T. Lovering, Jr., 40, Class I director, serves as executive vice president and chief financial officer of the holding company and the bank. From June 2004 to until May 2006, Mr. Lovering held the positions of senior vice president, chief financial officer and director of operations of CoastalStates Bank in Hilton Head, South Carolina, where he specialized in asset-liability management, financial analysis, community reinvestment, human resources and customer relations. Prior to joining CoastalStates Bank, Mr. Lovering served as the Executive Vice President and Chief Financial Officer of Coastal Banking Company and Lowcountry National Bank located in Beaufort, South Carolina from August 1999 to June 2004. He has over 20 years of accounting and financial experience.

Set forth below is also information about each of our other directors and executive officers. Each director listed belowis an original director and is also an organizer and a director of our subsidiary, Congaree State Bank.

    Thomas Hal Derrick, 57, Class I director, has been a supervisory senior bank examiner and chief appraisal specialist with the Farm Credit Administration since 1985. He received a B.A. degree in history from Newberry College in 1973 and a graduate degree in banking from Louisiana State University in 2001. Mr. Derrick has served in various positions with Rotary International, American Society of Farm Managers and Rural Appraisers, and Lutheran Social Services.

  David S. Murray, Jr., 58, Class III director, has been the president of Murray’s Billiards and Grill, Incorporation located in Lexington County, South Carolina since 1992. He received a degree in General Motors Automotive Dealership Management in 1983 from Oglethorpe University. Mr. Murray is the Chairman of the City of Cayce Zoning Board of Appeals, serves on the Sheriff’s Advisory Counsel of Lexington County, was a board member of the Lexington County Accommodation Tax Advisory Board, and is past chairman of the Lexington County Emergency Response Team under the direction of Home Land Security. He also serves as a commissioner for Midlands Technical College. He has also served on the board of the Three Rivers Alliance and the City of Cayce ACT Committee.

   Stephen P. Nivens, 56, Class I director, serves as a senior vice president and the chief business development officer of the holding company and the bank. He has over 29 years of experience in retail and commercial banking, most recently serving as the managing member of L & N Financial Services, LLC from 2003 until he left in November 2005 to form our bank. Mr. Nivens was regional president with Security Federal Bank from 2000 to 2002 and served in various management positions with BB&T/Lexington State Bank from 1972 to 2000. Mr. Nivens is a board member with the Lexington County Development Corporation and the Lutheran Theological Southern Seminary. He received a B.S. degree from Newberry College in 1973.

   F. Harvin Ray, Jr., 43, Class I director, serves as the president and chief executive officer of the holding company and the bank. He has over 20 years of banking and finance experience, most recently serving as vice president and business banking manager for First Citizens Bank of South Carolina from 2002 until he resigned in August 2005 to form our bank. At First Citizens, Mr. Ray was responsible for managing the business activities of over 40 branch offices. From 1997 until 2002, he was regional small business manager for Wachovia where he was responsible for managing 63 branch offices. Mr. Ray is a member of the West Metro Chamber of Commerce and has served as the chairman and board member of the University of South Carolina Small Business Development Center. He received a B.S. degree from The University of South Carolina in 1987.

   Dr. Victoria Samuels, 52, Class III director, is currently a Neurosurgeon with Carolina Neuro Specialists in West Columbia where she has practiced since 2003.  Prior to joining Carolina Neuro Specialists, she served for three years as the chief of surgery for the Lexington Medical Center.  Dr. Samuels is a member of the Lexington and Columbia Medical Societies. She received her Masters degree in cell biology from Nova University in 1980 and her doctorate of medicine from the University of Florida in 1984. Dr. Samuels completed her Neurosurgery residency in 1990 from Medical College of Georgia, and has been practicing in Richland and Lexington county for the last 15 years.

   E. Daniel Scott, 61, Class I director, is the chairman of the board for the bank and the holding company. Mr. Scott is a senior partner with the firm Setzer and Scott, P.A, where he has practiced since 1977. He was admitted to the South Carolina Bar in 1974. He received his B.S. degree from the University of South Carolina in 1968, his juris doctorate degree from the University of South Carolina in 1974, and a masters in criminal justice from the University of South Carolina in 1976. Mr. Scott is a member of the Lexington County and American Bar Associations, the Palmetto Land Title Association, and the Home Builders Association of Columbia. He has served as city attorney for the Town of Springdale and as prosecutor for the City of West Columbia. Mr. Scott is also the former chairman and a current board member for the West Metro Chamber of Commerce.

   Nitin C. Shah, 56, Class III director, has been the president and owner of Airport Holiday Inn located in West Columbia since 1999. He is also involved with several other hotel ventures around the state of South Carolina. Mr.  Shah is a member of Rotary International.

   John D. Thompson, 58, Class III director, serves as the vice chairman of the board for the bank and the holding company. Mr. Thompson has been the chief executive officer and funeral director for Thompson Funeral Homes  since 1972. He received a B.S. degree in business administration from Charleston Southern University in 1972. Mr. Thompson is currently a member of the Lexington Chamber of Commerce and is a member of the Columbia Chamber of Commerce, Cayce-West Columbia Chamber of Commerce, National Chamber of Commerce, South Carolina Funeral Directors Association, the National Funeral Directors Association, and South Carolina State Constable. He was also former district chairman for the Boys Scouts of America.

Family relationships. There are no family relationships among any of our executive officers or directors.

Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

         The following table shows the cash compensation we paid to our chief executive officer and president for the years ended December 31, 2007 and 2006 and for all other executives who earned over $100,000 during the same periods.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation	Total

F. Harvin Ray, Jr.	2007	$126,153	$—	$62,582	$13,336	$203,071
President and Chief Executive Officer	2006	$108,461	$—	$1,940	$8,411	$118,812
of the Company and the Bank

Charlie T. Lovering, Jr.	2007	$115,769	$—	$29,377	$13,910	$159,056
Executive Vice President and Chief Financial Officer of the Company and the Bank	2006	$52,500	$20,000	$—	$3,500	$76,000

Stephen P. Nivens	2007	$108,153	$—	$50,831	$12,724	$171,708
Senior Vice President and Chief Business Development Officer of the Company and the Bank	2006	$100,830	$—	$1,940	$10,435	$113,205

________________
(1)

Represents the value of all options awarded under each executive’s employment agreement. The value is the amount recognized for financial statement reporting purposes with respect to fiscal years 2007 and 2006 in accordance with Financial Accounting Statements 123(R). The assumptions used in the valuation of option awards are included in Note 9 to the audited financial statements included in our Annual Report on Form 10-KSB for 2007 as filed with the Securities and Exchange Commission.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning equity awards that are outstanding to our named executive officers at December 31, 2007.

	Option Awards
	Number of Securities			Option
	Underlying		Option Exercise	Expiration
	Unexercised Options		Price	Date

	Exercisable	Unexercisable	(per share)
F. Harvin Ray, Jr.	19,213	70,186	$10.00	10/16/2016
Charlie T. Lovering	8,822	35,288	$10.00	10/16/2016
Stephen P. Nivens	15,684	56,071	$10.00	10/16/2016

(1) The options will vest over a five year period beginning October 16, 2007, and they will be exercisable in whole or in part during the 10 year period ending October 16, 2016.

Employment Agreements

In February 2006, we entered into employment agreements with F. Harvin Ray, Jr. to serve as president and chief executive officer of Congaree Bancshares and Congaree State Bank and Stephen P. Nivens to serve as a senior vice president and the chief business development officer of Congaree Bancshares and Congaree State Bank. Each agreement is for a term of three years and will automatically extend for additional one year terms unless the company delivers a notice of termination at least six months prior to the end of the current term. Messrs. Ray and Nivens are entitled to base salaries of $110,000 and $106,000 per year, respectively, which may be increased annually by the board of directors. In addition, both Messrs. Ray and Nivens are entitled to:

•      up to 8% of the net pretax consolidated income of the company each year if the bank achieves certain performance levels established by the board of directors from time to time;

•      options to purchase shares of common stock equal to 89,399 for Mr. Ray and 71,755 for Mr. Nivens for
    $10.00 per share. The award agreement for the stock option will provide that one-fifth of the shares subject to the option will vest on each of the first five anniversaries of the opening date of the bank, but only if the executive remains employed by the company or one of its subsidiaries on such date, and will contain other customary terms and conditions;

•       participate in our retirement, welfare, and other benefit programs;

•       $500,000 life insurance policy payable to the executive’s spouse and heirs;

•       reasonable car allowance not to exceed $700 per month;

•       payment of initiation fees and reimbursement for club dues; and

•       reimbursement for travel and business expenses.

Pursuant to the terms of the employment agreements, each of Mr. Ray and Mr. Nivens is prohibited from disclosing our trade secrets or confidential information. If we terminate their employment without cause, they will be entitled to severance equal to 24 months of their then base salary. In addition, following a change in control, if either Mr. Ray or Mr. Nivens terminates his employment for a good reason within a 90-day period beginning on the 30th day following a change in control or within a 90-day period beginning on the one year anniversary of the change in control, he will be entitled to severance equal to 36 months of his then base salary. Finally, during employment and for a period of 12 months thereafter, both Mr. Ray and Mr. Nivens may not, subject to limited exceptions, (a) compete with us by forming, serving as an organizer, director, or officer of, or acquiring or maintaining an ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

In September 2006, we entered into an employment agreement with Charlie T. Lovering, Jr. to serve as executive vice president and chief financial officer of Congaree Bancshares and Congaree State Bank. The agreement is for a term of three years and will automatically extend for additional one year terms unless the company delivers a notice of termination at least six months prior to the end of the current term. Mr. Lovering is entitled to a base salary of $105,000, which may be increased annually by the board of directors. In addition, Mr. Lovering is entitled to:

•      up to 50% of the previous years salary and compensation if the bank achieves certain performance levels established by the board of directors from time to time;

•      options to purchase 44,110 shares of common stock for $10.00 per share. The award agreement for the stock option will provide that one-fifth of the shares subject to the option will vest on each of the first five anniversaries of the opening date of the bank, but only if the executive remains employed by the company or one of its subsidiaries on such date, and will contain other customary terms and conditions;

•       participate in our retirement, welfare, and other benefit programs;

•       $500,000 life insurance policy payable to the executive’s spouse and heirs; and

•       reasonable car allowance not to exceed $700 per month.

Pursuant to the terms of the employment agreements, Mr. Lovering is prohibited from disclosing our trade secrets or confidential information. If we terminate his employment without cause, or if Mr. Lovering terminates his employment for a good reason within a 90-day period beginning on the 30th day following a change in control or within a 90-day period beginning on the one year anniversary of the change in control, he will be entitled to severance equal to 18 months of his then base salary. Finally, during employment and for a period of 12 months thereafter, Mr. Lovering may not, subject to limited exceptions, (a) compete with us by forming, serving as an organizer, director, or officer of, or acquiring or maintaining an ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

Director Compensation

     In 2007, we did not pay our outside directors fees for board meeting or committee meeting attendance.

Non-Executive Director Compensation

Name	Option Awards ($) (1)	All Other Compen- sation ($)	Total ($)
Thomas Hal Derrick	$9,702		$9,702
David S. Murray, Jr.	9,702		9,702
Victoria Samuels, MD	9,702		9,702
E. Daniel Scott	9,702		9,702
Nitin C. Shah	9,702		9,702
Dr. J. Larry Stroud	9,702		9,702
Donald E. Taylor	9,702		9,702
John D. Thompson	9,702		9,702
Harry Michael White	9,702		9,702

(1) Each director holds warrants to acquire 10,000 shares of our common stock. The warrants will vest over a three year period beginning October 16, 2007, and they will be exercisable in whole or in part during the 10 year period ending October 16, 2016. We did not pay our directors any fees in 2007. The table above reflects our accounting expense for 2007 associated with the warrants received by our directors in connection with the completion of our initial public offering.

Director Independence

         We apply the definition of independent director as defined by NASDAQ Rule 4200 (a)(15). In accordance with this guidance, all directors of the Company would be considered independent with the exception of F. Harvin Ray, Jr., our President and Chief Executive Officer, Charlie T. Lovering, Jr., our Executive Vice President and Chief Financial Officer and Steven P. Nivens, our Senior Vice President and the Chief Business Development Officer.

Security Ownership of Certain
Beneficial Owners and Management

General

The following table shows how much common stock in the company is owned by the directors, organizer, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 31, 2008. Unless otherwise indicated, the mailing address for each beneficial owner is care of Congaree Bancshares, Inc., 1201 Knox Abbott Drive, Cayce, South Carolina 29033.

Name	Number of Shares Owned(1)	Right to Acquire(2)	Percentage of Beneficial Ownership(3)

Samuel M. Corley	28,000	0	1.59%
Thomas Hal Derrick	12,500	3,333	*
David S. Murray, Jr.	32,700	3,333	2.04%
Charlie T. Lovering, Jr.	10,050	8,822	1.07%
Stephen P. Nivens	22,550	15,684	2.17%
F. Harvin Ray, Jr.	14,000	19,213	1.88%
J. Kevin Reeley	11,000	0	*
Victoria Samuels, MD	15,000	3,333	1.04%
E. Daniel Scott	14,000	3,333	*
Nitin C. Shah	20,000	3,333	1.32%
Dr. J. Larry Stroud	12,500	3,333	*
Donald E. Taylor	22,475	3,333	1.46%
John D. Thompson	50,400	3,333	3.05%
Harry Michael White	15,200	3,333	1.05%

All directors and executive officers as a group (14 persons)	280,375	64,894	20.06%

*Indicates less than 1%

(1)     Includes shares for which the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan program, and shares held by spouses unless otherwise indicated in these footnotes.
(2)     Represents shares that may be acquired within the next 60 days of March 31, 2008 by exercising vested stock options or warrants but does not include any unvested stock options or warrants.
(3)     For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options or warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 1,764,439 shares of common stock outstanding on March 31, 2008.

Meetings and Committees of the Board of Directors

         During the year ended December 31, 2007, the board of directors of the company and the bank held eleven meetings. All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served. Nine of our eleven directors attended the 2007 annual meeting.

Shareholder Communications

  Our board of directors has implemented a process for shareholders of the company to send communications to the board. Any shareholder desiring to communicate with the board, or with specific individual directors, may so do by writing to the CFO of the company, at Congaree Bancshares, Inc., 1201 Knox Abbott Drive, Cayce, South Carolina 29033, Attention: CFO. The CFO has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

Committee Information

Audit Committee

Our audit committee has three members: John D. Thompson, Harry Michael White, and Thomas Hal Derrick (chair). We have two audit committee members, Mr. Derrick and Mr. White, that qualify as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of the Securities and Exchange Commission Regulation S-B. Each of our members has made valuable contributions to the company and its shareholders as members of the audit committee. The board has determined that each member is qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors. Each of these members is considered “independent” under Rule 4350 of the NASDAQ listing standards. The audit committee met five times in 2007.

The audit committee functions are set forth in its charter, which was adopted on October 11, 2006. A copy of the audit charter is attached as Appendix A to our proxy statement. The audit committee has the responsibility of monitoring the internal controls over financial reporting and financial statements, the independent auditor’s qualifications and independence, the performance of our internal audit function and our independent auditor’s, and compliance with legal and regulatory requirements. The committee has the sole authority to appoint or replace the independent auditor, reviews and approves all auditing services, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

Report of the Audit Committee of the Board

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

           The audit committee reviewed and discussed with management the audited financial statements. The audit committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and discussed with the independent auditors the independent auditor’s independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the SEC.

The report of the audit committee is included herein at the direction of its members.

Other Committees

Our bank subsidiary has a compensation committee with three members: John D. Thompson, E. Daniel Scott, Victoria Samuels, MD (chair) and Nitin C. Shah. The committee has the responsibility of approving the compensation plan for the entire bank and specific compensation for all executive officers. It additionally reviews all benefit plans. The compensation committee fixed and approved the 2007 compensation paid to F. Harvin Ray, Jr., our President and Chief Executive Officer, and, with input from our chief executive officer, fixed and approved the compensation paid to the other executive officers during 2007. The primary components of 2007 compensation for the executive officers included base salary, discretionary bonuses, and stock option grants. The base salary parameters were established through comparisons with organizations of similar size and complexity to the bank and included obtaining an external compensation analysis. Compensation levels were set with the objective of establishing executive officer base salaries that, when considered as a part of total compensation, were adequate and competitive with our peer group, based on asset size. Once the committee approves a compensation plan, the plan is submitted to our board of directors for review and approval. Given that we are a small financial institution and each of our employees is also an employee of the bank, we do not believe a separate compensation committee for the company is necessary. The bank’s compensation committee met two times in 2007 and does not have a charter.

We do not have a separate nominating committee. Instead, each member of our board of directors is involved in the consideration of director nominees. Because we are a small financial institution with a relatively small board of directors, we do not believe a separate nominating committee is necessary.

Any shareholder may recommend the nomination of any person to serve on the board. Our bylaws require a shareholder to submit the name of the person to our secretary in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In evaluating such recommendations, the board of directors uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board. Under these criteria, members of the board should have high professional and personal ethics and values, consistent with our longstanding values and standards. They should also have broad experience at the policy-making level in business, government, education, technology, or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interest of our shareholders.

The board of directors uses a variety of methods for identifying and evaluating nominees for director. They regularly assess the appropriate size of the board, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the board considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year. The board considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the board uses the qualifications and standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the board. The company does not pay a third party to assist in identifying and evaluating candidates.

Independent Certified Public Accountants

Elliott Davis LLC was our auditor during the fiscal year ended December 31, 2007. A representative of Elliott Davis, LLC will be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. The following table shows the fees that we paid for services performed in the fiscal year ended December 31, 2007 and 2006:

	Year Ended December 31, 2007	Year Ended December 31, 2006

Audit Fees	$36,850	$27,687
Tax Fees	$3,555	$2,000
Total	$40,405	$29,687

Audit Fees. This category includes the aggregate fees billed for professional services rendered by the independent auditors during the company’s 2007 and 2006 fiscal years for the audit of the registrant's annual financial statements and review of financial statements included in the registrant's Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Tax Fees. This category includes the aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

Oversight of Accountants; Approval of Accounting Fees. Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The charter provides that the audit committee must pre-approve the fees paid for the audit. The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

Certain Relationships and Related Transactions

We expect to have banking and other transactions in the ordinary course of business with the organizers, directors, and officers and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such organizers, officers, or directors have a controlling interest, on substantially the same terms, including price, or interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. These transactions are also restricted by our regulatory agencies, including the Federal Reserve. These transactions are not expected to involve more than the normal risk of collectibility or present other unfavorable features. Loans to individual directors and officers must also comply with the bank’s lending policies, regulatory restrictions, and statutory lending limits, and directors with a personal interest in any loan application will be excluded from the consideration of such loan application. We intend for all of our transactions with directors, officers or other affiliates to be on terms no less favorable than could be obtained from an unaffiliated third party and to be approved by a majority of our disinterested directors.

We intend to maintain at all times at least two independent and disinterested directors and to require that any affiliated transactions be approved by a majority of our independent and disinterested directors; however, from time to time there may be affiliated transactions in which there are no independent and disinterested directors. We intend for the terms of all affiliated transactions to be as favorable to the company or its affiliates as those generally available from unaffiliated third parties. As of the date of this proxy statement, we have not yet entered into any affiliated transactions.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act requires directors, executive officers and 10% shareholders to file reports of holdings and transactions in our stock with the Securities and Exchange Commission. Based on a review of Section 16(a) reports and written representations from our directors and executive officers, we believe that all of our directors, executive officers and 10% shareholders have made all filings required under Section 16(a) in a timely manner with the exception of Mr. F. Harvin Ray, Jr., who failed to file timely a Form 4 for his purchase of 40 shares of our common stock in December 2007. Mr. Ray has filed a late Form 4 to report this purchase.

Code of Ethics

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics is available without charge to shareholders upon request. Shareholders should contact the CFO of the company at our main office to obtain a copy, at Congaree Bancshares, Inc., 1201 Knox Abbott Drive, Cayce, South Carolina 29033, Attention: CFO.

Shareholder Proposals for the 2009 Annual Meeting of Shareholders

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2009 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 29, 2008. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

April 10, 2008

PROXY SOLICITED FOR THE ANNUAL MEETING
OF SHAREHOLDERS OF
CONGAREE BANCSHARES, INC.
TO BE HELD ON MAY 14, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints F. Harvin Ray, Jr. and E. Daniel Scott, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Congaree Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at The Embassy Suites Hotel, 200 Stonebridge Drive, Columbia, South Carolina 29210, on May 14, 2008 at 3:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

       This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “for” Proposal No. 1 to elect the six identified nominees to serve on the Board of Directors.

1.	PROPOSAL to elect the identified nominees as directors.

Class I	Class II	Class III
Charlie T. Lovering	J. Kevin Reeley	Samuel M. Corley
Dr. Larry J. Stroud
Donald E. Taylor
Harry Michael White

☐    FOR all nominees                                           ☐      WITHHOLD AUTHORITY
         listed (except as marked to                                              to vote for all nominees
         the contrary)

(INSTRUCTION:     To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below).

Dated: , 2008	Dated: , 2008
Signature of Shareholder(s)	Signature of Shareholder(s)
Please print name clearly	Please print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Appendix A

CONGAREE BANCSHARES, INC.
AUDIT COMMITTEE CHARTER

Audit Committee Purpose

The Audit Committee is appointed by the Congaree Bancshares, Inc. (CB) Board of Directors to assist the Board in monitoring:

(1) the internal control over financial reporting of Congaree Bancshares, Inc. (CB), its subsidiary, Congaree State Bank, and the audits of their financial statements;
(2) the independent auditor's qualifications and independence;
(3) the performance of the CB’s internal audit function and independent auditors; and
(4) the compliance by the CB with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange SEC (SEC) to be included in the CB's annual financial and proxy statements.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (Exchange Act), any applicable public stockholder registration board, and the rules and regulations of the SEC. Audit Committee members must be able to read and understand financial statements at the time of their appointment. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the SEC. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board. The Audit Committee shall annually elect a Chairman from among its members.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the CB or the CB’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The committee shall maintain minutes of its meetings.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services, as outlined in its established policy, (including the fees and terms thereof) to be performed for the CB by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services, as outlined in its established policy, (including the fees and terms thereof) to be performed for the CB by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The CB shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.  Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the CB’s Form 10-K.

2.  Discuss with management and the independent auditor the CB’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3.  Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the CB’s financial statements, including any significant changes in the CB’s selection or application of accounting principles, any major issues as to the adequacy of the CB’s internal controls and any special steps adopted in light of material control deficiencies.

4.  Review and discuss annually reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the CB’s financial statements.

6.  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

7.   Review disclosures made to the Audit Committee by the CB’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the CB’s internal control over financial reporting.

8.   Review and approve all related party transactions.

Oversight of the CB's Relationship with the Independent Auditor

9.   Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

10.  Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

11.  The independent auditor shall submit to the audit committee annually a formal written statement delineating all relationships between the independent auditor and the CB
 (“Statement as to Independence”), addressing each non-audit service provided to the CB and at least the matters set forth in Independence Standards Board No. 1.

Oversight of the CB's Internal Audit Function

12.   Review the appointment and replacement of the internal auditor.

13.   Review the significant reports to management prepared by the internal audit auditor together with management's responses and follow-up to these reports.

14.   Discuss with the independent auditor and management internal auditor responsibilities, budget,

        qualifications and staffing and any recommended changes in the planned scope of the internal audit department.

15.   Review for completion of annual regulatory requirements such as FDICIA, 12 CFR 9 (trust audits), corporate insurance coverage, and business continuity, and any other corporate governance issue(s) as the Committee deems necessary.

Compliance Oversight Responsibilities

16.  Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act
 (communication of illegal acts) has not been implicated.

17.  Obtain reports from management, the CB’s internal audit director and the independent auditor that the
 CB is in conformity with applicable legal requirements and the CB’s Code of Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the
 CB’s policies and procedures regarding compliance with applicable laws and regulations and with the
 CB’s Code of Ethics.

18.  Obtain reports from management relating to issues resulting from procedures for the receipt, retention and treatment of complaints received by the CB regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the CB’s financial statements or accounting policies.

20.  Discuss with the CB’s General Counsel legal matters that may have a material impact on the financial statements or the CB’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the CB’s internal control over financial reporting is effective or that its financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Other Requirements

This Audit Committee charter requires that the CB develop, adopt and implement a Code of Ethics.

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